UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant         /X/

Filed by a Party other than the Registrant      /__/

Check the appropriate box:

/__/      Preliminary Proxy Statement

/__/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/__/      Definitive Proxy Statement

/X/       Definitive Additional Materials

/__/      Soliciting Material Pursuant to ss.240.14a-12

                     DWS GLOBAL COMMODITIES STOCK FUND, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 ______________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/__/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

/__/     Fee paid previously with preliminary materials.

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

October 2, 2008

Dear Shareholders of DWS Global Commodities Stock Fund, Inc.:

           ISS RECOMMENDS THAT SHAREHOLDERS VOTE THE WHITE PROXY CARD

We are pleased to announce that ISS Governance Services, a division of RiskMetrics Group ("RMG"), a leading independent proxy advisory firm, recommends that shareholders vote in favor of Paul K. Freeman, William McClayton, William
N. Searcy, Jr., Robert Wadsworth and Rebecca W. Rimel as independent Directors of the Fund.

Please vote today, as the Fund's annual meeting of shareholders will take place Monday, October 13, 2008. We are pleased that ISS agrees that shareholders should support the Fund's Directors, and we urge you to immediately VOTE THE ENCLOSED WHITE PROXY CARD.

You may have received a yellow or gold proxy card from activist hedge fund manager Western Investment, LLC, seeking board seats. We urge you to discard their proxy card as we believe their interests are entirely self-motivated and inconsistent with yours.

Here's what ISS/Riskmetrics had to say:

              ". . . since inception, the Fund has outperformed its peer group on both a NAV total return basis and on a market total return basis through August 31, 2008. The Fund's NAV has outperformed its benchmark by 4.62% since inception on a cumulative return basis. Furthermore, between July 31, 2007 and July 31, 2008, the Fund outperformed its benchmark by 3.32%."

In commenting on Western's proposal, RMG observed:

              "Given the costs and consequences of converting to an ETF, ETN or open-end Fund, the board should only recommend this action in the face of compelling circumstances, such as if there were serious concerns about the continuing viability of the Fund as a suitable longer-term investment for shareholders. RMG does not believe that these circumstances are present in the case of the Fund."

              "Despite the fund's current market price discount to NAV, RMG believes that the Fund's performance, coupled with the board's actions to narrow the discount and the complications of converting the Fund to an ETF or ETN, justifies retaining the Fund's closed-end structure as in the best interests of shareholders. RMG believes that the presence of a discount should not, by itself, necessitate the drastic step of converting the Fund into an ETF or ETN. As such, RMG recommends that shareholders support the Fund's nominees."


            IF YOU VALUE STRONG PERFORMANCE AND A LONG-TERM APPROACH INTENDED TO ENHANCE VALUE FOR ALL SHAREHOLDERS, VOTE THE
                        ENCLOSED WHITE PROXY CARD TODAY!

We urge you, as recommended by RMG, to support the Fund by completing, signing and dating the enclosed White Proxy Card and promptly mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone or internet by following the instructions on the enclosed card. If you hold your shares in a brokerage or bank account (in "street name"), your broker or bank cannot vote your shares this year (as it has in past annual meetings) unless you complete, sign, date and return the proxy voting form it will send you. Please do not sign or vote any gold proxy card sent to you by Western or its associates. If you have already returned a gold proxy card from Western and wish to vote according to the recommendations of RMG and your Board of Directors, please return a currently dated White Proxy Card. If you have already returned the White Proxy Card, we thank you for your support.


We thank you for your continued support.

Sincerely,

The Directors of DWS Global Commodities Stock Fund, Inc.

John W. Ballantine                             William McClayton
Henry P. Becton, Jr.                           Rebecca W. Rimel
Dawn-Marie Driscoll                            Axel Schwarzer
Keith R. Fox                                   William N. Searcy, Jr.
Paul K. Freeman                                Jean Gleason Stromberg
Kenneth C. Froewiss                            Robert H. Wadsworth
Richard J. Herring

If you have questions or need assistance in voting your shares, please call:

                                 Georgeson Inc.
                          199 State Street, 26th Floor
                               New York, NY 10038
                           (800) 905-7281 (Toll Free)